Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations Stan Kovler	Media Contact Christi Nicolacopoulos
919/595-4196	603/952-5005
Investor relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports First Quarter Fiscal Year 2019 Financial Results

SAN JOSE, Calif., November 2, 2018 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its fiscal first quarter ended September 30, 2018.

First Quarter Results:

•	First quarter revenue was $239.9 million, an increase of 13% year-over-year.

•

GAAP gross margin for the first fiscal quarter was 55.1%, an increase of 200 basis points year-over-year. Non-GAAP gross margin was 58.0% year-over-year, an increase of 130 basis points year-over-year.

•	GAAP operating margin for the first fiscal quarter was (2.1)%. Non-GAAP operating margin was 5.8%, compared to 2.1% and 10.6% , respectively, year-over-year.

•

GAAP net loss for the first fiscal quarter was $9.1 million, or $0.08 per basic share, a decrease of $13.5 million or $0.12 per basic share, respectively, year-over-year. Non-GAAP net income was $9.4 million, or $0.08 per diluted share, a decrease of $9.2 million or $0.08 per diluted share, respectively, year-over-year.

“We reported results towards the high-end of our guidance. We made considerable progress to consolidate our distributors, and we stabilized our data center business.  With new products on the horizon and new hires focused on key verticals such as Service Provider and Federal, we are improving our execution and go to market activities.” stated Ed Meyercord, President and CEO of Extreme Networks.

Meyercord also stated that: “Our Board of Directors has authorized a $60 million share repurchase and remains focused on driving shareholder value and fiscal responsibility to offset dilution from our equity incentive compensation programs.”

"Beginning on November 1, we instituted a 5% global price increase on our products after four years of not raising prices, and a 7% price increase on products sold in the US. These increases reflect rising component costs, with an incremental amount related to US tariffs on goods produced in China. We are transitioning a significant portion of our manufacturing outside of China over the next several quarters and expect additional pricing actions in the US in January to mitigate our exposure to tariffs.  We are committed to continuous supply chain optimization to provide the highest value products and services to our customers."

Meyercord added, “Finally, in late fiscal Q1 we observed a slight uptick in customer orders ahead of tariffs being implemented in the US, in anticipation of rising prices.  Looking ahead, we believe our strong product roadmap and improved execution, combined with our digital transformation initiatives to make it easier for customers to do business with Extreme, will drive continued growth into the second half of fiscal ‘19.”

Recent Key Highlights:

•

Toi Ohomai Institute of Technology, one of the largest tertiary education providers in New Zealand, selected Extreme Networks to upgrade both wired and wireless networks across eight campus locations and more than 70 delivery sites. With technology from Extreme's Smart OmniEdge™ and Automated Campus™ solutions, Toi Ohomai will deliver improved network performance and access for students, teachers and staff, consistent across every site, and secure, reliable Wi-Fi coverage throughout each campus. The system-wide update will facilitate innovation, knowledge creation and collaborative learning.

•

North Carolina A&T State University, part of the UNC system with approximately 12,000 students, has signed a five-year Extreme Campus Services Agreement, giving its students a state-of-the-art network at a fixed price per student.  The complete switching, edge and distribution layer refresh will include deployment of Extreme Networks Smart OmniEdge™ and Automated Campus™ solutions, with single pane of glass management across the multi-vendor network via Extreme Management Center™. The total package includes professional services and helps the University lower total cost of ownership.

•

The Tampa Bay Buccaneers, teamed with Extreme Networks to improve Wi-Fi capacity at their home field, Raymond James Stadium. With solutions from Extreme's Automated Campus™ and Smart  OmniEdge™ product families, the Wi-Fi density at the NFL's top-rated venue for in-stadium technology increased by 400 percent, giving 65,000+ Buccaneers fans the opportunity to share their experiences and engage with friends and family without missing a moment of action on game day.

•

Zwarte Cross Festival in the Netherlands, one of the largest outdoor music and sports festivals in Europe and the biggest motocross event in the world, leveraged Extreme Smart OmniEdge™ solutions at its July event. Zwarte Cross deployed 198 ExtremeMobility™ access points to provide Wi-Fi connectivity for fans and to power central festival functions, including ticketing, point of sale, and internal communications. Over 10,000 unique attendees logged into the network during the event, with up to 3,200 clients concurrently connected. 6TBs of data was transferred on Day 2 from the festival main stage. ExtremeAnalytics™  provided visibility and understanding of network performance and usage, ensuring a quality, consistent experience for guests and festival staff.

•

Extreme introduced The Extreme Dojo™ program, a new online training program for global partners consisting of competency-based curricula delivered in bite-sized video modules. Each of the four levels of learning in Extreme Dojo offer foundational and commercial knowledge on Extreme’s business model, its solutions portfolio, vertical positioning and solutions selling strategies in a modern and engaging format. Originally designed to train Extreme employees,

Extreme Dojo extends instruction to the company’s global partner community, helping to align its go-to market strategy across regions. The latest version includes modifications from a pilot test of the program completed by more than 100 partners.

•

Extreme introduced Premier Services, a new, high-touch support service available to customers worldwide. Staffed by its award-winning team of Customer-Driven Networking™ experts, Premier Services comes in two packages – Premier and PremierPLUS – offering comprehensive, proactive engagement, support and management to guide Extreme technology implementations from inception to installation and beyond.

•	Extreme announced Share Repurchase. Extreme Networks, Inc. announced that its Board of Directors authorized the Company to repurchase up to $60 million of its common stock.

Fiscal Q1 2019 Financial Metrics:

(in millions, except percentages ad per share information)

	Q1 FY'19	Q1 FY'18	Change
GAAP Results of Operations
Product	$177.7	$164.8	$12.9	8%
Service	62.2	46.9	15.3	33%
Total Net Revenue	$239.9	$211.7	$28.2	13%
Gross Margin	55.1%	53.1%	200 bps	4%
Operating Margin	(2.1)%	2.1%	-420 bps	200%
Net Loss	$(9.1)	$4.4	$(13.5)	307%
Loss per basic and diluted share	$(0.08)	$0.04	$(0.12)	300%
Non-GAAP Results of Operations
Product	$177.7	$164.8	$12.9	8%
Service	62.2	46.9	15.3	33%
Total Net Revenue	$239.9	$211.7	$28.2	13%
Gross Margin	58.0%	56.7%	130 bps	2%
Operating Margin	5.8%	10.6%	-480 bps	(45)%
Net Income	$9.4	$18.6	$(9.2)	(49)%
Earnings per diluted share	$0.08	$0.16	$(0.08)	(50)%

•

Cash and investments ended the quarter at $141.1 million, an increase of $18.5 million from Q4 and a decrease of $13.0 million from Q1 last year, driven primarily by the funding of the acquisition of the Campus Fabric and Data Center businesses.

•	Accounts receivable balance ending Q1 was $164.7 million, with days sales outstanding of 63.
•	Q1 ending inventory was $55.6 million, a decrease of $8.3 million from Q4 and a decrease of $2.5 million from Q1 last year.
•

Q1 ending debt was $187.6 million, a decrease of $10.2 million from Q4 and an increase of $20.0 million from Q1 last year, driven primarily by borrowings to fund Extreme's acquisitions of the Campus Fabric and Data Center businesses.

Business Outlook:

Extreme’s Business Outlook is based on current expectations.  The following statements are forward-looking, and actual results could differ materially based on market conditions and the factors set forth under “Forward-Looking Statements” below.

For its second quarter of fiscal 2019, ending December 31, 2018, the Company is targeting revenue in a range of $239.0 million to $249.0 million.  GAAP gross margin is targeted between 55.1% and 57.1% and non-GAAP gross margin is targeted between 57.5% and 59.5%. Operating expenses are targeted to be between $134.7 million and $137.7 million on a GAAP basis and $125.0 million to $128.0 million on a non-GAAP basis. GAAP earnings are targeted to be between net loss of ($7.7) million to ($0.1) million or a net loss of ($0.06) to ($0.00) per basis share.  Non-GAAP net income earnings are targeted in a range of of $7.8 million to $15.4 million, or $0.06 to $0.13 per diluted share. The GAAP and non-GAAP per share targets are based on 119.1 million and 121.6 million weighted shares outstanding, respectively.

The following table shows the GAAP to non-GAAP reconciliation for Q2 FY’19 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	55.1% - 57.1%	(1.3)% - 1.8%	$(0.06)-$0.00
Estimated adjustments for:
Amortization of product intangibles	2.0%	2.0%	$0.04
Stock based compensation	0.2%	3.0%	$0.06
Amortization of non product intangibles	0.0%	0.9%	$0.02
Acquisition and integration costs	0.2%	0.6%	$0.01

Non-GAAP	57.5% - 59.5%	5.2% - 8.1%	$0.06 - $0.13

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:30 a.m. Eastern (5:30 a.m. Pacific) today to review the first fiscal quarter results as well as the business outlook for second fiscal quarter ending December 31, 2018 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through November 8, 2019.  The conference call may also be heard by dialing 1(877) 303-9826 or international 1 (224) 357-2194. Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing 1 (855) 859-2056 or international 1 (404) 537-3406   Conference ID # 8878938. The encore recording will be available for 7 days following the call.

About Extreme Networks:

Extreme Networks, Inc. (EXTR) delivers software-driven solutions from the enterprise edge to the cloud that are agile, adaptive, and secure to enable digital transformation. Our 100% in-sourced services and support are number one in the industry. Even with 30,000 customers globally, including half of the Fortune 50 and some of the world's leading names in business, hospitality, retail, transportation and logistics, education, government, healthcare and manufacturing, we remain nimble and responsive to ensure customer and partner success. We call this Customer-Driven Networking™. Founded in 1996, Extreme is headquartered in San Jose, California. For more information, visit Extreme's  website or call 1-888-257-3000.

Extreme Networks and the Extreme Networks logo, Automated Campus, Smart OmniEdge, Extreme Management Center, ExtremeMobility, ExtremeAnalytics, Extreme Dojo and Customer-Driven Networking are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margins, non-GAAP operating margins, non-GAAP operating expenses, non-GAAP net income and non-GAAP earnings per share. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, acquired inventory adjustments, amortization of acquired intangibles, restructuring charges, gain on sale of equity investment and income tax.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward Looking Statements:

Statements in this release, including those concerning the Company’s business outlook, future financial and operating results, acquired technologies and operations, future price increases, changes to our supply chain, the introduction of new products, the impact of tariffs on our products, the success of our digital transformation initiatives, and overall future prospects are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: our ability to realize the anticipated benefits of the acquisition of the networking business from Avaya and the data center switching, routing and analytics business assets from Brocade; our ability to successfully integrate the acquired technologies and operations from Avaya and Brocade assets into our business and operations; failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment; our effectiveness in controlling expenses; the possibility that we might experience delays in the development or introduction of new technology and products; customer response to our new technology and products; risks related to pending or future litigation; and a dependency on third parties for certain components and for the manufacturing of our products.

More information about potential factors that could affect the Company's business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors".  Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$140,167	$121,139
Accounts receivable, net of allowance for doubtful accounts of $1,661 at September 30, 2018 and $1,478 at June 30, 2018	164,683	212,423
Inventories	55,580	63,867
Prepaid expenses and other current assets	35,371	30,484
Total current assets	395,801	427,913
Property and equipment, net	76,224	78,519
Intangible assets, net	70,023	77,092
Goodwill	139,082	139,082
Other assets	50,754	47,642
Total assets	731,884	$770,248
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,008	$9,007
Accounts payable	43,873	75,689
Accrued compensation and benefits	36,387	50,351
Accrued warranty	12,601	12,807
Deferred revenue, net	137,991	130,865
Other accrued liabilities	82,180	81,153
Total current liabilities	322,040	359,872
Deferred revenue, less current portion	45,874	43,660
Long-term debt, less current portion	176,498	188,749
Deferred income taxes	6,234	6,135
Other long-term liabilities	64,107	59,100
Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized; 103,229,140 shares issued and outstanding at December 31, 2015 and 100,284,106 shares issued and outstanding at June 30, 2015	118	116
Additional paid-in-capital	956,356	942,397
Accumulated other comprehensive loss	(2,697)	(1,703)
Accumulated deficit	(836,646)	(828,078)
Stockholders’ equity	117,131	112,732
Total liabilities and stockholders’ equity	731,884	$770,248

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2018	September 30, 2017
Net revenues:
Product	$177,720	$164,774
Service	62,166	46,941
Total net revenues	239,886	211,715
Cost of revenues:
Product	83,543	80,045
Service	24,272	19,289
Total cost of revenues	107,815	99,334
Gross profit:
Product	94,177	84,729
Service	37,894	27,652
Total gross profit	132,071	112,381
Operating expenses:
Research and development	51,241	34,285
Sales and marketing	67,582	55,561
General and administrative	12,771	12,185
Acquisition and integration costs	2,546	4,244
Restructuring charges, net of reversals	808	—
Amortization of intangibles	2,141	1,614
Total operating expenses	137,089	107,889
Operating loss	(5,018)	4,492
Interest income	394	647
Interest expense	(3,526)	(2,215)
Other income (expense), net	487	3,127
Loss before income taxes	(7,663)	6,051
Provision for income taxes	1,402	1,675
Net loss	$(9,065)	$4,376
Basic and diluted net loss per share:
Net loss per share - basic	$(0.08)	$0.04
Net loss per share - diluted	$(0.08)	$0.04
Shares used in per share calculation - basic	117,368	112,241
Shares used in per share calculation - diluted	117,368	118,431

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net loss	$(9,065)	$4,376
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,783	3,125
Amortization of intangible assets	7,073	4,309
Provision for doubtful accounts	515	489
Stock-based compensation	6,825	4,803
Deferred income taxes	(25)	488
Unrealized/realized (gain) loss on equity investment	(154)	(3,757)
Non-cash interest	995	227
Other non-cash items	(172)	701
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	46,661	(5,762)
Inventories	8,287	5,915
Prepaid expenses and other assets	(7,814)	(1,856)
Accounts payable	(31,251)	9,042
Accrued compensation and benefits	(13,964)	(5,360)
Deferred revenue	9,374	4,650
Other current and long-term liabilities	10,262	(2,792)
Net cash provided by operating activities	34,330	18,598
Cash flows from investing activities:
Capital expenditures	(7,417)	(7,421)
Business acquisitions	—	(68,047)
Proceeds from sale of investment	727	4,922
Net cash used in investing activities	(6,690)	(70,546)
Cash flows from financing activities:
Borrowings under Term Loan	—	80,000
Loan fees on borrowings	(273)	(1,494)
Repayments of debt	(12,375)	(4,093)
Proceeds from issuance of common stock, net of tax withholding	7,137	42
Capital lease financing	(91)	—
Contingent consideration obligations	(1,577)	—
Deferred payments on an acquisition	(1,000)	—
Net cash (used in) provided by financing activities	(8,179)	74,455

Foreign currency effect on cash	(433)	57

Net (decrease) increase in cash and cash equivalents	19,028	22,564

Cash and cash equivalents at beginning of period	121,139	130,450
Cash and cash equivalents at end of period	$140,167	$153,014

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, ("GAAP"), Extreme Networks uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.  In this press release, Extreme Networks also presents its target for non-GAAP expenses, which is expenses less share-based compensation expense, acquisition and integration costs, acquired inventory adjustments, restructuring charges, amortization of acquired intangibles, gain on sale of equity investment and income tax.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme Networks' results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme Networks' results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures to enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value.  In addition, because Extreme Networks has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, acquired inventory adjustment, amortization of intangibles, restructuring charges, gain on sale of equity investment and income tax.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP.  Extreme Networks excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to operating results. Extreme Networks expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of legal and professional fees related to the acquisition of a) Wireless LAN business, b) Campus Fabric business, c) Data Center business and d) the bargain purchase gain for the capital financing business; Extreme Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Acquired inventory adjustments.   Purchase accounting adjustments relating to the mark up of acquired inventory to fair value less disposal costs.

Amortization of acquired intangibles.  Amortization of acquired intangibles includes the monthly amortization expense of acquired intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology intangible is recorded in product cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme Networks excludes these non-cash expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring expenses. Restructuring expenses primarily consist of severance costs for employees which have no benefit to continuing operations and accrued lease costs pertaining to the estimated future obligations for non-cancelable lease payments and accelerated depreciation of leasehold improvements related to excess facilities. Extreme Networks excludes restructuring expenses since they result from events that often occur outside of the ordinary course of continuing operations.

Gain on sale of equity investment.  The gain on the sale of an equity investment refers to a third party acquisition that acquired a business entity in which the Company had an equity investment.

Income tax.   Income tax adjustments relate to the tax impact of reducing the US tax rate applied to deferred tax items pursuant to the recently enacted US tax legislation as well as the tax benefit resulting from the impairment of a lease acquired from Avaya in Canada.

In addition to the non-GAAP measures discussed above, Extreme uses free cash flow as a measure of operating performance.  Free cash flow represents operating cash flows less net purchase of property and equipment on a GAAP basis.  Extreme considers free cash flows to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet.  A limitation of the utility of free cash flows as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Non-GAAP Revenue	Three Months Ended
	September 30, 2018	September 30, 2017
Revenue - GAAP Basis	$239,886	$211,715
Revenue - Non-GAAP Basis	$239,886	$211,715

Non-GAAP Gross Margin	Three Months Ended
	September 30, 2018	September 30, 2017
Gross profit - GAAP Basis	$132,071	$112,381
Gross margin - GAAP Basis percentage	55.1%	53.1%
Adjustments:
Stock based compensation expense	523	225
Acquired inventory adjustments	—	2,938
Acquisition and integration costs	1,752	1,846
Amortization of intangibles	4,825	2,564
Total adjustments to GAAP gross profit	$7,100	$7,573
Gross profit - Non-GAAP	$139,171	$119,954
Gross margin - Non-GAAP percentage	58.0%	56.7%

Non-GAAP Operating Income	Three Months Ended
	September 30, 2018	September 30, 2017
GAAP operating (loss) income	$(5,018)	$4,492
GAAP operating loss percentage	(2.1)%	2.1%
Adjustments:
Stock based compensation expense	6,825	4,803
Acquisition and integration costs	4,298	6,090
Restructuring charge, net of reversal	808	—
Acquired inventory adjustments	—	2,938
Amortization of intangibles	6,966	4,178
Total adjustments to GAAP operating (loss) income	$18,897	$18,009
Non-GAAP operating income	$13,879	$22,501
Non-GAAP operating income percentage	5.8%	10.6%

Non-GAAP Net Income	Three Months Ended
	September 30, 2018	September 30, 2017
GAAP net (loss) income	$(9,065)	$4,376
Adjustments:
Stock based compensation expense	6,825	4,803
Acquisition and integration costs	4,298	6,090
Restructuring charge, net of reversal	808	—
Acquired inventory adjustments	—	2,938
Amortization of intangibles	6,966	4,178
Gain on sale of equity investment	—	(3,757)
Income tax	(480)	—
Total adjustments to GAAP net (loss) income	$18,417	$14,252
Non-GAAP net income	$9,352	$18,628

Earnings per share
Non-GAAP net income per share-diluted	$0.08	$0.16

Shares used in net income per share-diluted
Non-GAAP shares used	120,242	118,431

Free Cash Flow	Three Months Ended
	September 30, 2018	September 30, 2017
Cash flow provided by operations	$34,330	$18,598
Less: PP&E CapEx spending	(7,417)	(7,421)
Total free cash flow	$26,913	$11,177